UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 14, 2012
Seven Seas Cruises S. DE R.L.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama	333-178244	75-3262685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 33rd Street, Suite 100 Miami, FL 33122
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (305) 514-2300
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2012, Prestige Cruise Holdings, Inc. ("PCH"), the parent company of Seven Seas Cruises S. DE R.L. (the "Company"), announced that the Company agreed with Mark Conroy on September 26, 2012 that Mr. Conroy will step down as president of Regent Seven Seas Cruises on January 31, 2013, and it is expected that Mr. Conroy will be appointed as an executive advisor to the Company beginning on such date.

In connection with these arrangements, on November 9, 2012 the Company entered into a Separation Agreement and a Consulting Agreement with Mr. Conroy. In connection therewith, Mr. Conroy will receive amounts to which he is entitled pursuant to his existing employment agreement. Mr. Conroy's employment agreement is filed as Exhibit 10.9 to Amendment No. 1 to Form S-4 filed by the Company with the Securities and Exchange Commission on March 1, 2012 and the information included therein is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 14, 2012

SEVEN SEAS CRUISES S. DE R.L.

/s/ JASON M. MONTAGUE
Jason M. Montague, Executive Vice President and
Chief Financial Officer